UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )  December 27, 2010

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

As previously disclosed, on October 26, 2009, FairPoint Communications, Inc. (the “Company”) and all of its direct and indirect subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case No. 09-16335).

As a condition precedent to the effectiveness of the Company’s plan of reorganization under the Bankruptcy Code, the Company needed to obtain certain regulatory approvals from various regulatory authorities, including the Vermont Public Service Board (the “Vermont Board”). The Vermont Board did not initially provide its requisite approval.  The Company made efforts to address certain issues that were raised by the Vermont Board and submitted a renewed request for the Vermont Board to provide its approval.  On December 23, 2010, the Vermont Board entered an order providing its requisite approval.

Having obtained the Vermont Board’s approval, on December 27, 2010, the Company filed with the Bankruptcy Court a motion, among other things, (i) requesting approval of a form of supplemental disclosure to the creditors of the Company (a form of such supplemental disclosure is attached as an exhibit to the motion) and (ii) scheduling a continuation of the hearing on the confirmation of the Joint Plan of Reorganization of FairPoint Communications, Inc. A copy of the motion as filed with the Bankruptcy Court is available at www.fprestructuring.com under the “Court Filings” link.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:	/s/ Ajay Sabherwal
Name: Ajay Sabherwal
Title: Chief Financial Officer

Date: December 28, 2010